EIGHTH AMENDMENT

EIGHTH AMENDMENT, dated as of March 24, 2020 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017, by the Second Amendment, dated as of November 3, 2017, by Omnibus Amendment No. 2 to Basic Documents (Ally-Carvana Flow), dated as of January 4, 2018, by the Third Amendment, dated as of November 2, 2018, by the Fourth Amendment, effective as of January 4, 2019, by the Fifth Amendment, effective as of March 6, 2019, by the Sixth Amendment, effective as of April 19, 2019, and by the Seventh Amendment, effective as of March 19, 2020, (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

WITNESSETH:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and

WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Section 1.01 Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.

SECTION II
AMENDMENTS

Section 2.01 Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:

(a) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Commitment Amount” definition:

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

““Commitment Amount” means the sum of (i) $2,000,000,000~~1,000,000,000~~ plus (ii) the Outstanding Principal Balance of a Receivable that had been previously included in a Receivables Pool and was repurchased, remediated and resold to the Purchasers in a subsequent Receivables Pool.”

(b) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Commitment Period” definition:

““Commitment Period” means the period from the Fourth~~Third~~ Extension Amendment Effective Date to the earliest of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of a Commitment Termination Event and (iii) the purchase by the Purchasers of Receivables Pools with a total Cutoff Date Aggregate Outstanding Principal Balance in an amount equal to the Commitment Amount.”

(c) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Cutoff Date” definition:

““Cutoff Date” means with respect to each First Tier Receivables Pool and Receivables Pool, the last day of the related Origination Period; provided that for the purpose of this definition, Sunday shall be deemed to be the last day of the calendar week; provided, further, that, with respect to any First Tier Receivables Pool and Receivables Pool sold (i) from and including March 7, 2019 to and including April 4, 2019, respectively, ~~and~~ (ii) on March 20, 2020, and (iii) on any other date consented to by the Purchasers in their sole discretion, the “Cutoff Date” shall be the date consented to by the Purchasers.”

(d) deleting clauses (xlii) and (xliii) to the “Eligible Receivable” definition and inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Eligible Receivable” definition:

"(xxxiii) (A) for Receivables with a related Cutoff Date on or after February 24, 2019 and on or prior to March 19, 2020, the LTV at origination did not exceed [***] and (B) for Receivables with a related Cutoff Date after March 19, 2020, where the Obligor has a FICO score (a) greater than or equal to 640, then the LTV at origination is less than or equal to [***]%; (b) greater than or equal to 600 and less than 640, then the LTV at origination is less than or equal to [***]%, (c) greater than or equal to 580 and less than 600, then the LTV at origination is less than or equal to 140%; and (d) less than 580, then the LTV at origination is less than or equal to [***]%;"

[***] Redacted for confidentiality purposes.

“(xxxiv) The Obligor has a FICO score of not less than 520~~590~~ and, not more than the Upper Bound FICO Score, which, except for a Receivable included in the initial Receivables Pool on the initial Closing Date, shall have been obtained by Carvana within the [***] days prior to the origination of the related Receivable, unless otherwise consented to by the Purchasers; provided that, if the Seller exercises a Limited Sale Option on any Closing Date occurring on or after March 7, 2019 through and including April 4, 2019, the maximum FICO score limit described in this clause (xxxiv) shall not apply; provided further that, with respect to any Receivable in the First Tier Receivables Pool and Receivables Pool sold on March 20, 2020, the maximum and minimum FICO score limits described in this clause (xxxiv) shall not apply;"

(e) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Origination Period” definition:

““Origination Period” means, each calendar week during the period beginning with the week of December 12, 2016 and ending with the week containing the last day of the Commitment Period; provided, that, with respect to (i) the initial First Tier Receivables Pool and Receivables Pool, (ii) any First Tier Receivables Pool and Receivables Pool sold from and including March 7, 2019 to and including April 4, 2019, respectively, ~~and~~ (iii) any First Tier Receivables Pool and Receivables Pool sold on March 20, 2020, and (iv) any other date consented to by the Purchasers in their sole discretion, “Origination Period” shall be the period consented to by the Purchasers.”

(f) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Purchase Percentage” definition:

"“Purchase Percentage” for an Origination Period, means, the percentage equal or greater than to (i) the aggregate Outstanding Principal Balance of all Receivables originated or acquired by the Seller to be sold to the Transferor on the related Closing Date pursuant to the Master Sale Agreement divided by (ii) the aggregate principal balance of all receivables originated or acquired by the Seller that meet the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time during such Origination Period (which, for purposes of clause (ii) shall be reduced by the aggregate principal balance of receivables with respect to which the applicable obligor has exercised its right to return the related financed vehicle and terminate the related receivable). In no event shall the Purchase Percentage be less than 100%~~50%~~ and, in the event the Seller or the Transferor shall fail to notify the Purchasers of the Purchase Percentage for any Origination Period, the Purchase Percentage from the prior Origination Period shall apply."

[***] Redacted for confidentiality purposes.

(g) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Scheduled Commitment Termination Date” definition:

““Scheduled Commitment Termination Date” means March 23, 2021~~April 17, 2020~~.”

(h) adding a new definition of “Fourth Extension Amendment Effective Date” in proper alphabetical order to read as follows:

““Fourth Extension Amendment Effective Date” means March 24, 2020.”

(i) deleting the “Third Extension Amendment Effective Date” definition.

Section 2.02 Amendments to Section 2.1(a) (Transferor Obligation). Section 2.1(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(a) Transferor Obligation. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein, the Transferor commits to sell to the Purchasers one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from January 4, 2019 to February 9, 2019, with a total Cutoff Date Aggregate Outstanding Principal Balance for all such Receivables Pools sold during the Commitment Period, taken together, equal to the Commitment Amount and each Receivables Pool sold to the Purchaser shall have a Cutoff Date Aggregate Outstanding Principal Balance equal to at least 100%~~50%~~ (adjusted downward for a nonmaterial amount resulting from application of the Selection Procedures, including the Freestyle Selection, at a Purchase Percentage of 100%~~50%~~) of the aggregate principal balance of weekly pools of receivables originated by the Seller that meet the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time during the second calendar week preceding the calendar week in which the related Closing Date shall occur related to such Receivables Pool during the Commitment Period; provided, that the Transferor shall not be obligated to sell any Receivables Pool if the related Second Step Receivables Purchase Price for such Receivables Pool is less than or equal to the Cutoff Date Aggregate Outstanding Principal Balance (collectively, the “Transferor Obligation”); provided, further, notwithstanding the maximum FICO score described in clause (xxxiv) in the definition of “Eligible Receivable,” if the Seller elects to consummate a Limited Sale Option under the Master Sale Agreement, then the Transferor shall include in any related Receivables Pool that has a related Cutoff Date on and including February 24, 2019 through and including March 24, 2019, all Receivables (without regard to the Purchase Percentage or application of the Freestyle Selection Criteria) where the related Obligors have a FICO score of more than the Upper Bound FICO Score and that otherwise meet the definition of “Eligible Receivable” (other than the Upper Bound FICO Score described in clause (xxxiv) thereof) originated during the related Origination Period; provided further that, in connection with a Limited Sale Option, if the Transferor sells such Receivables with FICO scores of more than the Upper Bound FICO Score, the Transferor shall also be required to include in such Receivables Pool all Eligible Receivables originated during the related Origination

Period with FICO scores of not less than 590 and not more than the Upper Bound FICO Score that otherwise meet the definition of “Eligible Receivable” with randomization codes of the related contract numbers that are greater than the Purchase Percentage."

Section 2.02 Amendments to Section 2.1(d) (Selection of Receivables Pools). Section 2.1(d) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(d) Selection of Receivables Pools. The Receivables to be sold in each Receivables Pool shall be selected by the Seller and the Transferor in accordance with the Selection Procedures and such other documented administrative criteria as the Purchasers may agree to from time to time, as selected by the Seller in accordance with the Selection Procedures and sold to the Transferor pursuant to the Master Sale Agreement, after the Transferor has determined that both before and after giving effect to such Selection Procedures, (i) each such Receivable meets the Eligible Receivable criteria and (ii) upon consultation with the Purchasers, each such Receivables Pool (after giving effect to such sale) meets the Eligible Receivables Pool criteria. If any of the Purchaser, the Seller or the Transferor determines that such Receivables Pool does not satisfy the criteria for an Eligible Receivables Pool, then the Seller and the Transferor shall, without any selection believed to be adverse to the Purchaser, randomly select Eligible Receivables for removal from such Receivables Pool that will positively impact the out of compliance criteria. If the Purchasers reasonably determine that such Receivables Pool does not appear to have been selected on a random basis after applying such documented administrative criteria as the Purchasers may agree to from time to time (based on information reasonably requested by the Purchasers and provided by the Seller and the Transferor comparing the Receivables to be sold to the Purchasers on the related Closing Date as compared against receivables originated during the related Origination Period that meet the definition of an Eligible Receivable and are not sold to the Purchasers), then the Purchasers, the Seller and the Transferor will determine an approach to adjust the mix of Eligible Receivables in such pool (including adding or removing Receivables meeting the definition of Eligible Receivables) to ensure that such Receivables Pool was randomly selected by the Seller and the Transferor. In such circumstance, the Seller, the Transferor and the Purchasers will revisit this Section 2.1(d) and the related definitions to determine if changes thereto are needed to ensure future Receivables Pools are representative of receivables originated by the Seller during the related Origination Period that are eligible to be sold hereunder and that there was no adverse selection pursuant to the Freestyle Selection."

Section 2.03 Amendments to Section 6.2(b) (Minimum Sales Amount). Section 6.2(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(b) Minimum Sales Amount. The Aggregate Outstanding Principal Balance as of the related Cutoff Date shall not be less than 100%~~50%~~ (adjusted downward for a nonmaterial amount resulting from application of the Freestyle Selection at a Purchase Percentage of 100%~~50%~~) of the aggregate principal balance of weekly pools of receivables meeting the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the

Purchasers may agree to from time to time originated by the Seller during the second calendar week preceding the related Closing Date unless otherwise agreed by the Purchasers.

Section 2.04 Amendments to Section 7.20(h) (Credit Policy). Section 7.20(h) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

(h) Credit Policy. During the Commitment Period, the Transferor will not, and it will not permit the Seller to, amend, modify, restate or replace, in whole or in part, its identity, income, and payment verification practices, including, but not limited to, any change to Exhibit E attached hereto, without written notification to the Purchasers; provided that the prior written consent of the Purchasers shall be required if such amendment, modification, restatement or replacement would impair the collectability of any Receivable or otherwise materially and adversely affect the interests or the remedies of the Purchasers under this Agreement or any other Basic Document. The Transferor will provide, or shall cause to be provided, to the Purchasers on a monthly basis a current version of the Seller’s policies concerning generation of financing terms as well as (i) a comparison showing all changes to the Seller’s policies concerning generation of financing terms as provided to the Purchasers during the previous calendar month or (ii) an affirmation that no changes were made to the Seller’s policies concerning generation of financing terms as provided to the Purchasers during the previous calendar month, noting that the Purchasers may also request a current version of the Seller’s policies concerning generation of financing terms at any point in time. For the avoidance of doubt, changes to the Receivable Structure Constraints shall be considered material changes to policies concerning generation of financing terms. The Transferor will provide, or shall cause to be provided, to the Purchasers on a monthly basis a current version of the Seller’s Credit Policy as well as (i) a comparison showing all changes to the Seller’s Credit Policy as provided to the Purchasers during the previous calendar month or (ii) an affirmation that no changes were made to the Seller’s Credit Policy as provided to the Purchasers during the previous calendar month, noting that the Purchasers may also request a current version of the Seller’s Credit Policy at any point in time.

Section 2.05 Amendments to Exhibit A. Schedule 6 (Accounts and Receivables Analysis for the subject Receivables Pool) to Exhibit A to the Master Purchase and Sale Agreement is hereby deleted in its entirety and replaced with "[Reserved]".

SECTION III
MISCELLANEOUS

Section 3.01 Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:

(a) a signed counterpart to this Amendment duly executed and delivered by each of the parties hereto;

(b) a signed counterpart to the Twelfth Amended and Restated Letter Agreement re Master Purchase and Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, Bridgecrest Credit Company, LLC, the Transferor, Ally Financial, and Ally Bank; and

(c) a signed copy of the Sixth Amendment to Master Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC the Transferor, Ally Financial, and Ally Bank.

Section 3.02 Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

Section 3.03 Representations and Warranties. The representations and warranties of the Seller and the Transferor contained in the Basic Documents shall be true and correct in all material respects as of the effective date of this Amendment.

Section 3.04 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.

Section 3.05 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The parties intend that faxed signatures and electronically imaged signatures including as .pdf files shall constitute original signatures and are binding on all parties. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 3.06 GOVERNING LAW. SUBMISSION TO JURISDICTION, ETC.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 3.07 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1 LLC,
as Transferor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ALLY BANK,
as Purchaser

By:	/s/ William R. Thompson
Name: William R. Thompson
Title: Authorized Representative

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ Thomas Elkins
Name: Thomas Elkins
Title: Authorized Representative

Agreed to and Accepted by:

CARVANA, LLC,
as Seller
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President